Exhibit 10.2

INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – GROSS MODIFIED DATED FEBRUARY 19, 2019 BY AND BETWEEN TANDEM DIABETES CARE, INC., A DELAWARE CORPORATION AND R. E. HAZARD CONTRACTING COMPANY, A CALIFORNIA CORPORATION

TABLE OF CONTENTS

1.	BASIC PROVISIONS		1
	1.1	Parties	1
	1.2	Premises and Parking	1
	1.3	Term	1
	1.4	Early Possession	1
	1.5	Base Rent	1
	1.6	Lessee’s Share of Common Area Operating Expenses	2
	1.7	Lessee’s Base Year	2
	1.8	Base Rent and Other Monies Payable Upon Execution	2
	1.9	Agreed Use	2
	1.10	Insuring Party	2
	1.11	Guarantor	2
	1.12	Options	2
	1.13	Attachments	3
2.	PREMISES		3
	2.1	Letting	3
	2.2	Condition	3
	2.3	Compliance	4
	2.4	Acknowledgements	4
	2.5	Lessee as Prior Owner/Occupant	5
	2.6	Vehicle Parking	5
	2.7	Common Areas – Definition	5
	2.8	Common Areas - Lessee’s Rights	5
	2.9	Common Areas - Rules and Regulations	6
	2.10	Common Areas – Changes	6

i

3.	TERM		7
	3.1	Term	7
	3.2	Early Possession	7
	3.3	Delay In Possession	7
	3.4	Lessee Compliance	7
4.	RENT		7
	4.1	Rent Defined	7
	4.2	Common Area Operating Expenses	8
	4.3	Credit to Base Rent	11
	4.4	Payment	11
5.	SECURITY DEPOSIT		12
6.	USE		12
	6.1	Use	12
	6.2	Hazardous Substances	12
	6.3	Lessee’s Compliance with Applicable Requirements	14
	6.4	Inspection; Compliance	15
7.	TENANT IMPROVEMENTS		15
8.	MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS		15
	8.1	Lessee’s Obligations	15
	8.2	Lessor’s Obligations	16
	8.3	Utility Installations; Trade Fixtures; Alterations	16
	8.4	Ownership; Removal; Surrender; and Restoration	17
9.	INSURANCE; INDEMNITY		18
	9.1	Payment of Premium Increases	18
	9.2	Liability Insurance	18
	9.3	Property Insurance - Building, Improvements and Rental Value	19

	9.4	Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance	20
	9.5	Insurance Policies	20
	9.6	Waiver of Subrogation	20
	9.7	Indemnity	21
	9.8	Exemption of Lessor and its Agents from Liability	21
	9.9	Failure to Provide Insurance	21
10.	DAMAGE OR DESTRUCTION		21
	10.1	Definitions	21
	10.2	Partial Damage - Insured Loss	22
	10.3	Partial Damage - Uninsured Loss	23
	10.4	Total Destruction	23
	10.5	Damage Near End of Term	23
	10.6	Abatement of Rent; Lessee’s Remedies	23
	10.7	Termination; Advance Payments	24
11.	REAL PROPERTY TAXES		24
	11.1	Definitions	24
	11.2	Payment of Taxes	24
	11.3	Additional Improvements	24
	11.4	Joint Assessment	25
	11.5	Personal Property Taxes	25
12.	UTILITIES AND SERVICES		25
13.	ASSIGNMENT AND SUBLETTING		26
	13.1	Lessor’s Consent Required	26
	13.2	Terms and Conditions Applicable to Assignment and Subletting	26
	13.3	Additional Terms and Conditions Applicable to Subletting	28
14.	DEFAULT; BREACH; REMEDIES		28
	14.1	Default; Breach	28

	14.2	Remedies	29
	14.3	Inducement Recapture	30
	14.4	Late Charges	30
	14.5	Interest	31
	14.6	Breach by Lessor	31
15.	CONDEMNATION		31
	15.1	Effect on Lease	31
	15.2	Allocation of Condemnation Award	32
16.	CONFIDENTIAL INFORMATION, INDEMNITIES OF RELATIONSHIPS		32
	16.1	Confidential Information	32
	16.2	Indemnities	33
17.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS		33
	17.1	Obligation to Provide Estoppel Certificate	33
	17.2	Remedies for Failure to Provide Estoppel Certificate.	33
	17.3	Additional Provisions Regarding Lessor Finance, Refinance or Sale of Premises	33
18.	SUBORDINATION; ATTORNMENT; NON-DISTURBANCE		33
	18.1	Subordination	33
	18.2	Attornment	34
	18.3	Non-Disturbance	34
	18.4	Self-Executing	34
19.	OPTIONS		34
	19.1	General Provisions Applicable to Options	34
	19.2	Effect of Default on Options	35
	19.3	Option Exercise Procedures	35
20.	MISCELLANEOUS PROVISIONS		36
	20.1	Definition of Lessor	36
	20.2	Severability	36

20.3	Days	36
20.4	Limitation on Liability	36
20.5	Time of Essence	36
20.6	No Prior or Other Agreements	37
20.7	Notices	37
20.8	Waivers	37
20.9	No Right To Holdover	38
20.10	Cumulative Remedies	38
20.11	Covenants and Conditions; Construction of Agreement	38
20.12	Binding Effect; Choice of Law	38
20.13	Attorneys’ Fees	38
20.14	Lessor’s Access; Showing Premises; Repairs	39
20.15	Auctions	39
20.16	Signs	39
20.17	Termination; Merger	39
20.18	Consents	39
20.19	Quiet Possession	40
20.20	Security Measures	40
20.21	Reservations	40
20.22	Performance Under Protest	40
20.23	Authority; Multiple Parties; Execution	40
20.24	Offer	41
20.25	Amendments	41
20.26	Waiver of Trial By Jury	41
20.27	Accessibility; Americans with Disabilities Act	41

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INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE –

GROSS MODIFIED

1.	BASIC PROVISIONS
1.1	Parties

This Lease (“Lease”), dated for reference purposes only February 19, 2019, is made by and between R. E. Hazard Contracting Company, a California corporation (“Lessor”) and Tandem Diabetes Care, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2	Premises and Parking

1.2.1That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 6495 Marindustry Place, San Diego, CA, located in the County of San Diego, State of California, as outlined on Exhibit A attached hereto (“Premises”), and which is comprised of an agreed upon 40,490 rentable square feet.

1.2.2In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Section 2.7 below), but shall not have any rights to the roof, or exterior walls of any buildings in the Project. The Premises, the Common Areas, the land upon which they are located, along with all buildings and improvements thereon, are herein collectively referred to as the “Project,” which is comprised of an agreed upon 96,150 rentable square feet (See also Section 2.)

1.2.3Except as expressly provided herein, surface parking is provided free of charge with unassigned parking spaces, on first come first served basis.  No vehicle maintenance shall be performed in the Project. (See also Section 2.6.)

1.3	Term

The term of the lease shall be eighty-four (84) months (“Original Term”) commencing May 1, 2019 (“Commencement Date”) and ending April 30, 2026 (“Expiration Date”). (See also Section 3.)

1.4	Early Possession

Lessor shall deliver possession of the Premises to Lessee commencing thirty (30) days following the full execution of this Lease, or upon the vacancy of the Premises by the current lessee, whichever occurs later, for the installation of Lessee’s furniture, fixtures, and equipment, and to perform any tasks related to electrical and plumbing within the Premises with no obligation to pay Base Rent or Common Area Operating Expenses (“Early Possession Date”).  (See also Sections 3.2 and 3.3.)

1.5	Base Rent

Lessee shall pay Lessor $46,563.50 per month (“Base Rent”), payable on the first day of each month commencing May 1, 2019.   Base Rent shall be adjusted during the Original Term as follows:

Months 1 – 12 (May 1, 2019 – April 30, 2020)	$46,563.50
Months 13 – 24 (May 1, 2020 – April 30, 2021)	$47,960.41
Months 25 – 36 (May 1, 2021 – April 30, 2022)	$49,399.22
Months 37 – 48(May 1, 2022 – April 30, 2023)	$50,881.20
Months 49 – 60 (May 1, 2023 – April 30, 2024)	$52,407.64
Months 61 – 72 (May 1, 2024 – April 30, 2025)	$53,979.87
Months 73 – 84 (May 1, 2025 – April 30, 2026)	$55,599.27

Base Rent shall be payable as set forth in Section 4.

1.6	Lessee’s Share of Common Area Operating Expenses

“Lessee’s Share” of Common Area Operating Expenses pertaining to the Project shall be the percentage that the rentable square footage of the Premises is of the total rentable square footage of the Project as set forth in Section 1.2.2 (currently 42.111%).

1.7	Lessee’s Base Year

“Lessee’s Base Year” shall be 2019.

1.8	Base Rent and Other Monies Payable Upon Execution

a.Base Rent: $46,563.50 for the period of May 2019.

b.Security Deposit: $55,599.25 (“Security Deposit”). (See also Section 5)

c.Total Due Upon Full Execution of this Lease: $102,162.75.

1.9	Agreed Use

General office, warehouse, light industrial, machine shop and other related uses permitted within the Project’s zoning. (See also Section 6)

1.10	Insuring Party

Lessor is the “Insuring Party.”  (See also Section 9)

1.11	Guarantor

[Not applicable – intentionally omitted.]

1.12	Options

Lessor hereby grants Lessee the Option to extend the term of this Lease for one (1) term for a period of no less than three (3) years and no more than five (5) years, provided that Lessee is not in Breach of this Lease either at the time it elects to exercise an Option, or at the commencement date of the extension period as applicable. See also Section 19 for additional Option terms.

1.13	Attachments

Attached hereto are the following, all of which constitute a part of this Lease:

Exhibit A – “Site Plan of the Premises”

Exhibit B – “Tenant Improvements” - [Not applicable – intentionally omitted.]

Exhibit C – “Guaranty”- [Not applicable – intentionally omitted.]

Exhibit D – “Estoppel Certificate”

Schedule 1 – “Lessee’s List of Permitted Hazardous Substances”

2.	PREMISES
2.1	Letting

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. The parties agree that the square footage of the Premises is as set forth in Section 1.2.1 and will remain fixed as such throughout the Original Term and any extension thereof.  From and after the Commencement Date through the Expiration Date, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days per year, subject to the terms of this Lease.

2.2	Condition

Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Early Possession Date, and, so long as the required service contracts described in Section 8.1.2 below are obtained by Lessee and in effect within thirty days following the Early Possession Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Premises shall be free of material defects, and that the Premises does not contain hazardous levels of any substances, including mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Early Possession Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall at Lessor’s sole cost and expense, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense.  The warranty periods shall be as follows: (i) twelve (12) months as to the HVAC systems, and (ii) three (3) months as to the remaining systems and other elements of the Premises.  If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be governed by Section 8 of this Lease.

2.3	Compliance

Lessor warrants that the improvements on the Premises comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Commencement Date (“Applicable Requirements”).  Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar zoning or other laws as a result of Lessee’s use (see Section 20.27), or to any Alterations or Utility Installations (as defined in Section 8.3.1) made or to be made by Lessee.  If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance rectify the same at Lessor’s sole cost and expense.  If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as set forth in this section.

NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.

2.3.1Subject to Section 2.3.3 below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof.

2.3.2If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to the Lessee’s Share of the costs multiplied by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of months over which the capital expenditure may be depreciated by the Lessor for income tax purposes, provided that the number of months over which the item is depreciated shall be consistent with the depreciation period utilized for similar capital expenditures incurred for other properties owned by Lessor.

2.3.3Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense and Lessee shall not have any right to terminate this Lease as a result thereof.

2.4	Acknowledgements

Lessee acknowledges that:  (a) it has been advised by Lessor to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable

Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) it is not relying on any representation as to the size of the Premises made by Lessor, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5	Lessee as Prior Owner/Occupant

[Not applicable – intentionally omitted.]

2.6	Vehicle Parking

Lessee shall be entitled to use its pro-rata share of unreserved Parking Spaces in the Common Areas designated from time to time by Lessor for parking, which will be a minimum of 100 spaces during the Original Term and any extension thereof.  Lessor agrees to monitor and enforce the Parking Spaces in the Common Area to ensure that Lessee has adequate parking per its parking ratio.  Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, pick-up trucks, or commercial transport vehicles used by Lessee for the Agreed Use, herein called “Permitted Size Vehicles.”  Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Section 2.9, but will not do so in a manner that is discriminatory against Lessee when compared with other tenants in the Project. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

2.6.1Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

2.6.2Lessee shall not service or store any vehicles in the Common Areas.

2.6.3If Lessee permits or allows any of the prohibited activities described in this Section 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7	Common Areas – Definition

The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas, as indicated on Exhibit A attached hereto.

2.8	Common Areas - Lessee’s Rights

Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease and any extension thereof, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.  Lessee acknowledges that all driveways, parking and loading areas (not including loading docks) in the Project are to be used in common with other tenants in the Project, and their guests, customers, and suppliers, and that none of said areas are for the exclusive use of Lessee.

2.9	Common Areas - Rules and Regulations

Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Project and their invitees.  Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.  Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10	Common Areas – Changes

Lessor shall have the right, in Lessor’s sole but commercially reasonable discretion, from time to time, provided it does not interfere with Lessee’s use or occupancy of the Premises in any material respect:

2.10.1To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

2.10.2To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

2.10.3To designate other land outside the boundaries of the Project to be a part of the Common Areas;

2.10.4To add additional buildings and improvements to the Common Areas;

2.10.5To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

2.10.6To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of reasonable business judgment, deem to be appropriate.

3.	TERM
3.1	Term

The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Section 1.3.

3.2	Early Possession

Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date.   If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent, Common Area Operating Expenses, Real Property Taxes and insurance premiums shall be abated for the period of such Early Possession. Any such Early Possession shall not affect the Expiration Date.  Lessee shall be obligated to maintain the Premises during any period of Early Possession.

3.3	Delay In Possession

Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises (including parking and access) to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver such possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession (including parking and access) and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate.  If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4	Lessee Compliance

Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Section 9.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Commencement Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.

4.	RENT
4.1	Rent Defined

All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2	Common Area Operating Expenses

Subject to the provisions of Section 4.3 below, Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Section 1.6) of the increase in the total of all Common Area Operating Expenses, as hereinafter defined, over and above the total Common Area Operating Expenses paid by Lessor during Lessee’s Base Year, during each calendar year of the term of this Lease, in accordance with the following:

4.2.1The following costs relating to the ownership and operation of the Project are defined as “Common Area Operating Expenses”:

(a)Costs directly relating to and reasonably applied to the operation, repair and maintenance, in neat, clean, good order and condition of the following:

(1)The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(2)Exterior signs and any tenant directories.

(3)All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant provided the same constitute Common Areas.

(b)The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(c)The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(d)Reserves set aside for maintenance and repair of Common Areas and Common Area equipment.

(e)Any increase above the Base Real Property Taxes (as defined in Section 11).

(f)Any “Insurance Cost Increase” (as defined in Section 9.1.1).

(g)Any deductible portion of an insured loss concerning the Project or the Common Areas.

(h)Reasonable auditors’, accountants’ and attorneys’ fees and costs directly related to the operation, maintenance, repair and replacement of the Project.

(i)The cost of any capital improvement to the Project not covered under the provisions of Section 2.3, provided however, that the monthly amount payable during the remainder of the term of this Lease or any extension thereof shall be limited to Lessee’s Share of such capital expenditure, multiplied by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of months over which the capital expenditure may be depreciated by the Lessor for income tax purposes.

(j)The cost of janitorial services for non-leasable areas.

(k)The costs of professional management, if any, including costs for Lessor’s management, accounting, bookkeeping, payment of Common Area Operating Expenses, collection of reimbursements and related services, which shall not cumulatively exceed four percent (4%) of total Common Area Operating Expenses on an annual basis.

4.2.2Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Premises, or to any building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to any building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.  Lessee’s Share for any given year shall be computed as though the Project had been 100% occupied on average during such year.

4.2.3The inclusion of the improvements, facilities and services set forth in Section 4.2.1 shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

4.2.4Lessee’s Share of Common Area Operating Expenses exceeding Common Area Operating Expenses incurred and included in Lessee’s Base Year is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses.  Within 60 days after the end of each calendar year during the term of this Lease, Lessor shall deliver to Lessee a reasonably detailed statement (i.e. line item description for all Common Area Operating Expenses) showing Lessee’s Share of the actual Common Area Operating Expenses for the preceding year (the “Reconciliation”).  If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 business days after delivery by Lessor to Lessee of the statement. In the event of any dispute as to any Lessee’s Share of Common Area Operating Expenses due under this Section 4.2.4, Lessee, an officer of Lessee or Lessee’s certified public accountant who shall have the right after reasonable notice and at reasonable times to inspect Lessor’s accounting records at Lessor’s accounting office (which shall be located in Southern California).  If, after such inspection, Lessee still disputes such Lessee’s Share of Common Area Operating Expenses, upon Lessee’s written request therefor, a certification as to the proper amount of Lessee’s Share of Common Area Operating Expenses and the amount due to or payable by Lessee shall be made by an independent (i.e. not utilized by either party within the past three (3) years) certified public accountant mutually agreed to by Lessor and Lessee.  If Lessor and Lessee cannot mutually agree to an independent certified public accountant, then each party shall select an independent certified public accountant, who then shall jointly select a third independent certified public accountant (failing which agreement either party may seek a judicial determination of such independent certified public accountant). Each of the three (3) independent certified public accountants shall, within forty-five (45) days after selection make a good faith determination of Lessee’s Share of Common Area Operating Expenses then due and shall notify Lessor, Lessee, and each other independent certified public accountant of such determinations.  If all independent certified public accountants do not agree on Lessee’s Share of Common Area Operating Expenses for the period in dispute, the common decision of two (2) of them shall be determinative.  If two (2) of the three (3) independent certified public accountant are unable to so agree, the Lessee’s Share of Common Area Operating Expenses that is neither the highest nor lowest of the three (3) determinations shall be the Lessee’s Share of Common Area Operating Expenses for period in dispute. Such certification shall be final and conclusive as to all parties.  If the certification reflects that Lessee has overpaid Lessee’s Share of Common Area Operating Expenses for the period in question, then Lessor shall credit such excess to Lessee’s next payment of Operating Expenses or, at the request of Lessee, promptly refund such excess to Lessee and conversely, if Lessee has underpaid Lessee’s Share of Common Area Operating Expenses, Lessee shall promptly pay such additional Operating Expenses to Lessor.  Each party shall be responsible for the cost of its independent certified public accountant and the parties shall share in the costs of any jointly appointed independent certified public accountant.

4.2.5Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.  The following shall also constitute exclusions from Common Area Operating Expenses:

A.leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

B.costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

C.Lessor’s costs of any services sold to tenants for which Lessor is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Common Area Operating Expenses payable under the lease with such tenant or other occupant;

D.any depreciation or amortization of the Project except as expressly permitted herein;

E.costs incurred due to a violation of Rules and Regulations by Lessor relating to the Project;

F.interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

G.repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible);

H.legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Lessor from such tenant, or (iv) the development and/or construction of the Project;

I.repairs resulting from any defect in the original design or construction of the Project or the Premises;

J.costs of items considered capital improvements, capital repairs or capital expenditures under GAAP, except as expressly otherwise provided in Section 2.3 of this Lease;

K.costs and expenses incurred with respect to the removal of Hazardous Substances (defined below) not attributable to Lessee’s, or Lessee’s representative’s, contractor’s, or other persons’ permitted in or invited to the Premises or the Project by Lessee, acts or omissions;

L.costs and expenses (including penalties) incurred with respect to compliance with applicable laws and other legal requirements in effect prior to the Commencement Date;

M.costs to the extent arising from the gross negligence or willful misconduct of Lessor or its agents, employees, vendors, contractors, or providers of materials or services (including Lessor’s failure to maintain the insurance it is required to maintain under this Lease);

N.costs related to the operation of the business of the entity which constitutes Lessor as the same are distinguished from the costs of operating the Premises and the Project;

O.any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Lessor’s general or net income (as opposed to rents, receipts, or income directly attributable to operation of the Project); and

P.any costs expressly excluded from Common Area Operating Expenses elsewhere in this Lease.

4.3	Credit to Base Rent

Lessor shall grant a one-time credit to the Lessee for Lessee’s Share of any Common Area Operating Expenses included in Lessee’s Reconciliation for Year 2020, that were incurred during the period beginning on January 1, 2020, and ending on the one-year anniversary of the Commencement Date of the Lease.  Such credit shall be applied towards Base Rent in the month immediately following the month in whcih the Reconcilation is provided to Lessee.

4.4	Payment

Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due.  In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check.  Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.	SECURITY DEPOSIT

Lessee shall deposit with Lessor upon execution hereof the Security Deposit (“Security Deposit”) as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Breaches this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof which application shall cure the subject Default to the extent of such application.  If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 20 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within forty-five (45) days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.	USE
6.1	Use

Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal, therapy and Seeing Eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.

6.2	Hazardous Substances

6.2.1The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Lessor shall promptly inform Lessee of any Reportable Use of which it becomes aware arising from the acts or omissions of Lessor or any other tenant of the Project. Lessor hereby consents to Lessee’s use of the Hazardous Substances set forth on the attached Schedule 1.

6.2.2If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to or otherwise known by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

6.2.3Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

6.2.4Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee subject to Section 6.2.5 hereof).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.2.5Except as otherwise provided in Section 9.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

6.2.6Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Section 8.3.1 below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

6.2.7If a Hazardous Substance Condition (see Section 10.1.5) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Section 6.2.4 and Section 14 and Lessee’s rights under Section 6.2.5 hereof), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee, within 60 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 business days thereafter, give written notice to Lessor of Lessee’s commitment to pay the cost of the remediation of such Hazardous Substance Condition.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3	Lessee’s Compliance with Applicable Requirements

Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within 10 business days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the

Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4	Inspection; Compliance

Lessor and Lessor’s “Lender” (as defined in Section 18.1) and consultants shall have the right to enter into Premises at any time, in the case of an emergency (i.e. imminent threat to life or property) upon such notice as is reasonable under the circumstances, and otherwise upon not less than forty-eight (48) hours prior written notice to Lessee, at reasonable times and in compliance with Lessee’s reasonable workplace safety and security requirements, for the purpose of inspecting the condition of the Premises.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Section 10.1), is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 business days of the receipt of written request therefor.

7.	TENANT IMPROVEMENTS

[Not applicable – intentionally omitted.]

8.	MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS
8.1	Lessee’s Obligations

8.1.1Subject to the provisions of Section 2.2 (Condition), 2.3 (Compliance), Section 2.5 (Lessee as Prior Owner/Occupant) 6.3 (Lessee’s Compliance with Applicable Requirements), 8.2 (Lessor’s Obligations), 10 (Damage or Destruction), and 15 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in substantially the same good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises) as received by Lessee on the Commencement Date, including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Section 8.2.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform maintenance practices consistent with maintenance practices typical for buildings similar to the Premises, specifically including the procurement and maintenance of the service contracts required by Section 8.1.2 below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Lessee’s obligations of repair and maintenance shall not extend to ordinary wear and tear and events of casualty or condemnation.

8.1.2Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on and solely serving the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers. Following a Breach in Lessee’s obligations under this Section 8.1.2, Lessor shall have the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

8.1.3If Lessee fails to perform Lessee’s obligations under this Section 8.1, Lessor may enter upon the Premises after 10 business days’ prior written notice to Lessee (except in the case of an emergency (i.e. imminent threat to life or property), in which case such notice as is reasonable under the circumstances shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 105% of the actual cost thereof.

8.1.4Subject to Lessee’s indemnification of Lessor as set forth in Section 9.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform maintenance practices consistent with maintenance practices typical for buildings similar to the Premises, if an item described in Section 8.1.2 cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties as a Capital Expenditure pursuant to Section 2.3.

8.2	Lessor’s Obligations

Subject to the provisions of Sections 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 8.1 (Lessee’s Obligations), 10 (Damage or Destruction) and 15 (Condemnation), Lessor, subject to reimbursement pursuant to Section 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Section 4.2.  Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

8.3	Utility Installations; Trade Fixtures; Alterations

8.3.1The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Section 8.4.1.

8.3.2Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems.  Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor.  Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. Notwithstanding the foregoing, Lessor hereby consents (subject to Lessor’s review of Lessee’s construction plans and scope of work) to, and will not require the removal at the end of the Original Term or any extension thereof of, Lessee’s initial Alterations to the Premises to generally consist of installing HVAC throughout the Premises, demising the Premises, removal of a portion of the existing office areas, and installation of an emergency generator.

8.3.3Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 125% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

8.4	Ownership; Removal; Surrender; and Restoration

8.4.1Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Section 8.4.2 hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

8.4.2Lessor, unless otherwise agreed in writing, may require at the time Lessor grants its consent for such Alterations or Utility Installations, or upon notice to Lessor of an Alteration that does not require Lessor’s consent that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent or, if no consent of Lessor is required, upon receipt of a notice from Lessee requesting Lessor’s determination of whether such Alteration or Utility Installation will be required to be removed.

8.4.3Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear, casualty and condemnation excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by maintenance practice consistent with maintenance practices typical for buildings similar to the Premises.  Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Commencement Date with NO allowance for ordinary wear and tear.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises and subject to Section 6.2.5 hereof) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date and is not thereafter removed following thirty (30) days’ notice to Lessee thereof, shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Section 8.4.3 without the express written consent of Lessor shall constitute a holdover under the provisions of Section 20.9 below.

9.	INSURANCE; INDEMNITY
9.1	Payment of Premium Increases

9.1.1As used herein, the term “Insurance Cost Increase” is defined as any increase in the actual cost of the insurance applicable to the Project and required to be carried by Lessor, pursuant to Sections 9.2.2, 9.3.1 and 9.3.2, over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost Increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises and/or Project, increased valuation of the Premises and/or Project, and/or a general premium rate increase.  The term Insurance Cost Increase shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Project. The “Base Premium” shall be the annual premium applicable to the Lessee’s Base Year.  If, however, the Project was not insured for the entirety of such 12-month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Commencement Date, assuming the most nominal use possible of the Project.

9.1.2Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Section 4.2.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

9.2	Liability Insurance

9.2.1Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor, as an additional insured, against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor and Cypress View Properties, Inc. as additional insureds by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) that provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

9.2.2Carried by Lessor. Lessor shall maintain liability insurance as described in Section 9.2.1, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

9.2.3Carried by Lessee’s Contractors.  Unless otherwise agreed to in writing by Lessor, if Lessee, with Lessor’s written approval, engages a contractor (“Contractor”) to perform work on the Premises, whether such work is a Tenant Improvement, Trade Fixture, Alteration or otherwise, the Contractor shall procure and maintain for the duration of the contract, insurance against claims for injuries to persons or damages to the Premises which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees, or subcontractors.  Such insurance shall include Builder’s Risk (Course of Construction) insurance utilizing an “All Risk” (Special Perils) coverage form, with limits equal to the completed value of the project and no coinsurance penalty provisions.  The Lessor shall be named as Loss Payee for the Builder’s Risk insurance.

9.3	Property Insurance - Building, Improvements and Rental Value

9.3.1Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all types of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor unless the item in question has become the property of Lessor under the terms of this Lease.

9.3.2Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year (“Rental Value Insurance”).  Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12-month period.

9.3.3Lessee shall pay for any increase in the premiums for the property insurance of the Unit, and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

9.4	Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance

9.4.1Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

9.4.2Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

9.4.3Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement.  Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by Section 9.5.

9.4.4Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

9.5	Insurance Policies

Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Early Possession Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

9.6	Waiver of Subrogation

Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

9.7	Indemnity

Except for Lessor’s gross negligence or willful misconduct, or Lessor’s breach of this Lease, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

9.8	Exemption of Lessor and its Agents from Liability

Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of Section 9 or the insurance of Lessor included in Common Area Operating Expenses.

9.9	Failure to Provide Insurance

Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will constitute a Default, subject to applicable notice and cure periods.

10.	DAMAGE OR DESTRUCTION
10.1	Definitions

10.1.1“Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to six month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

10.1.2 “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to one year’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

10.1.3 “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Section 9.3.1, irrespective of any deductible amounts or coverage limits involved.

10.1.4 “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

10.1.5 “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

10.2	Partial Damage - Insured Loss

If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessee’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make all applicable insurance proceeds available to Lessee on a reasonable basis for that purpose.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 business days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 business day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 business days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter unless Lessee agrees to waive restoration of such unique portions of the Premises. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Section 10.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

10.3	Partial Damage - Uninsured Loss

If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

10.4	Total Destruction

Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Section 9.6.

10.5	Damage Near End of Term

If at any time during the last six months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option in which the provisions of Sections 10.2 and 10.3, as applicable, shall apply.

10.6	Abatement of Rent; Lessee’s Remedies

10.6.1In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

10.6.2If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 30 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

10.7	Termination; Advance Payments

Upon termination of this Lease pursuant to Section 6.2.7 or Section 10, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor in accordance with Section 5 of this Lease.

11.	REAL PROPERTY TAXES
11.1	Definitions

11.1.1“Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment constituting personal property provided by Lessor to Lessee at Lessee’s request pursuant to this Lease.  In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real property tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

11.1.2 “Base Real Property Taxes.”  As used herein, the term “Base Real Property Taxes” shall be the amount of Real Property Taxes, which are paid on the Premises, Project or Common Areas in the Lessee’s Base Year.

11.2	Payment of Taxes

Except as otherwise provided in Section 11.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Section 4.2.

11.3	Additional Improvements

Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees.  Notwithstanding Section 11.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Section 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

11.4	Joint Assessment

If the Premises is not separately assessed, Real Property Taxes allocated to the Premises shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

11.5	Personal Property Taxes

Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 business days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

12.	UTILITIES AND SERVICES

Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied directly to the Premises, together with any taxes thereon.    There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.  Notwithstanding anything to the contrary set forth herein, (i) if a stoppage of an Essential Service (as defined below) to the Premises shall occur, and such stoppage is due to the negligence or willful misconduct of Lessor and not due to any act or omission on the part of Lessee (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than five (5) consecutive days after Lessor shall have received written notice thereof from Lessee, and (iii) as a result of such Service Interruption, the conduct of Lessee’s normal operations in the Premises are adversely affected in any material respect, then, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such five (5) day period; provided, however, that if any part of the Premises is reasonably useable for Lessee’s normal business operations or if Lessee conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Lessee’s normal operations or ability to use the Premises.  For purposes hereof, the term “Essential Services” shall mean the following services:  HVAC service, water, sewer and electricity and access to the Premises, but in each case only to the extent that Lessor has an obligation to provide same to Lessee under this lease.

13.	ASSIGNMENT AND SUBLETTING
13.1	Lessor’s Consent Required

13.1.1Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent (which will not be unreasonably withheld, conditioned or delayed), unless such assignment is to a related entity, subsidiary, parent company or affiliate of Lessee, or to an acquiring entity with a Net Worth of Lessee (as defined below) equal to or greater than Lessee’s as of the date of this Lease (collectively, “Permitted Transfer”) provided, however, that in the event of such an assignment, the provisions of Section 13.2 shall still be applicable. Notwithstanding the foregoing, Lessor hereby consents to the occupancy of a portion of the Premises by Lessee’s third-party logistics provider.

13.1.2Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose. The foregoing shall not apply to Permitted Transfers.

13.1.3Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, the involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles. The foregoing shall not apply to Permitted Transfers.

13.1.4An assignment or subletting without consent (where such consent is required hereunder) shall, at Lessor’s option, be a Default curable after notice per Section 14.4.

13.1.5Lessee’s remedy for any breach of Section 13.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

13.1.6Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Breach at the time consent is requested.

13.1.7Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e., 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

13.2	Terms and Conditions Applicable to Assignment and Subletting

13.2.1Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

13.2.2Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

13.2.3Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

13.2.4In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

13.2.5Each request for consent to an assignment or subletting shall be in writing, and in the case of assignment whereby Lessee is to be released from further liability under this Lease, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Section 20.18)

13.2.6Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing (where such consent is required hereunder).

13.2.7Other than Permitted Transfers, Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Section 19.1.)

13.2.8If Lessee assigns and/or sublets any portion(s) of its interest in this Lease or in the Premises with Lessor’s consent (where such consent is required hereunder), any consideration received by Lessee for said assignment and/or subletting, after deducting any real estate broker’s commissions, reasonable marketing costs, and rental concessions, incurred solely for the purpose of and in connection with the assignment or subletting, shall be divided equally with Lessor to the extent it exceeds the consideration due Lessor from Lessee under this Lease (“Net Rent Premium”). The amount due Lessor shall be paid to Lessor within thirty (30) days after its receipt by Lessee.  Lessee shall act as Lessor’s agent in collecting such amounts from any such assignee or sublessee.

13.3	Additional Terms and Conditions Applicable to Subletting

The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

13.3.1Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

13.3.2In the event of a Breach by Lessee and the exercise of Lessor’s remedy of termination of this Lease, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

13.3.3Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor if Lessee is otherwise required to obtain the consent of Lessor hereunder to such matter.

13.3.4No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

13.3.5Lessor shall deliver a copy of any notice of Breach by Lessee to the sublessee, who shall have the right to cure the Breach of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Breaches cured by the sublessee.

14.	DEFAULT; BREACH; REMEDIES
14.1	Default; Breach

A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

14.1.1The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Section 9.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

14.1.2Lessee’s failure to pay Rent or any Security Deposit required to be made by Lessee hereunder, or any other rental or sums payable by Lessee hereunder within five (5) business days after Lessor notifies Lessee of such nonpayment; provided, however, Lessor shall only be obligated to provide such written notice to Lessee one (1) time within any calendar year and in the event Lessee fails to timely pay Rent or such other sums for a second time during any calendar year, then Lessee shall be in Breach for such late payment and Lessor shall have no obligation or duty to provide notice of such non-payment to Lessee prior to declaring a Breach under this Lease; or.

14.1.3The failure by Lessee to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Lessee, other than monetary failures as specified in Paragraph 14.1.2 above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in Breach if Lessee shall commence such cure within said 30-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Lessor.

THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

Any notice sent by Lessor to Lessee pursuant to this Paragraph 14.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

14.2	Remedies

If Lessee fails to perform any of its affirmative duties or obligations, within 10 business days after written notice (or in case of an emergency, i.e. imminent threat to life or property, upon such notice as is reasonable under the circumstances, Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 105% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

14.2.1Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Section 14.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Section 14.1. In such case, the applicable grace period required by Section 14.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

14.2.2Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

14.2.3Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

14.3	Inducement Recapture

[Intentionally Omitted]

14.4	Late Charges

Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five days after such amount shall be due, then without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 6% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

14.5	Interest

Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus two percent (2%), or (B) the maximum rate of interest permitted by law but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Section 14.4.

14.6	Breach by Lessor

14.6.1Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Section, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

14.6.2In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

15.	CONDEMNATION
15.1	Effect on Lease

If all of the Premises, is taken under the power of eminent domain or sold under the threat of the exercise of said power (“Condemnation”), this Lease shall terminate as of the date the condemning authority takes title or possession, whichever first occurs.  If title to a portion of the Premises or the land on which the Premises are located is taken by Condemnation, and the remainder will not, in Lessee’s reasonable judgment, be suitable for Lessee’s continued use for the purposes permitted by this Lease, this Lease shall terminate as of the date the condemning authority takes title or possession, whichever first occurs, provided that Lessee gives written notice of such termination to Lessor no later than thirty (30) days after the date of such taking.  If title to a portion of the Premises or the land on which the Premises are located is taken by Condemnation, and the remainder will, in Lessee’s reasonable judgment, be suitable for Lessee’s continued use for the purposes permitted by this Lease, then Lessor shall repair the damage caused by the partial taking, if any, and this Lease shall not terminate and shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent payable hereunder shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Lessee acknowledges and agrees that a change in access to the land on which the Premises are located or minor adjustments to parking which do not adversely affect Tenant’s use or occupancy of the Premises in any material respect, shall not constitute a taking and shall not entitle Lessee to any reduction in Base Rent.

15.2	Allocation of Condemnation Award

No award for any partial or total taking shall be apportioned.  Lessee hereby assigns to Lessor its interest, if any, in any award which may be made as a result of any Condemnation, without regard to whether this Lease is terminated, except for any separate award made to Lessee for Lessee’s moving costs or loss of Lessee’s business goodwill.  Any condemnation award(s) and/or payment(s) for the taking or damaging of all or any portion of the Premises under the power of eminent domain, or any payment made under threat of the exercise of such power, shall be the sole and exclusive property of Lessor, whether such award shall be made as compensation for the taking of all or any portion of the Premises or any portion of the land on which the Premises are located, diminution in value of the leasehold (including without limitation any “bonus value” of the Lease), the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to compensation separately awarded to it, if any, for Lessee’s relocation expenses and/or loss of business goodwill.  All “improvements pertaining to the realty” as defined in the Eminent Domain Law (Code of Civil Procedure sections 1230.10 et seq.), which Lessee specifically acknowledges and agrees shall include without limitation Alterations and Utility Installations made to the Premises by Lessee, and all fixtures that cannot be removed without doing material damage to the Premises, shall, for purposes of Condemnation, be considered the property of the Lessor and Lessor shall be entitled to any and all compensation which is payable therefor; provided that in no event shall any Trade Fixtures or other personal property of Lessee be deemed the property of Lessor for any purpose under this Lease.

16.	CONFIDENTIAL INFORMATION, INDEMNITIES OF RELATIONSHIPS
16.1	Confidential Information

Lessor and Lessee acknowledge that this Lease, and all material information exchanged during the negotiations related to this Lease, is confidential information, consisting of: the content of this Lease, the Lessee’s financial statements, the identity of the brokers, and all written, printed, graphic, or electronic information furnished by any party and not otherwise public without violation of this Section 16.1 (collectively, “Confidential Information”).  Except to the extent disclosure is required by law, the parties shall keep all Confidential Information in strict confidence, and shall not disclose any Confidential Information to any third party other than Lessee’s or Lessor’s independent auditors, financial and legal advisors, employees, contractors, those selected to review Common Area Operating Expenses and taxes, and legal and space-planning consultants or to enforce this Lease; provided, however, that Lessee may disclose the terms to prospective subtenants or assignees.  No Confidential Information or other information regarding this Lease shall be reported or otherwise released.  This provision shall survive the termination or expiration of this Lease, for a period of one year.  Notwithstanding the foregoing, Lessor acknowledges that Lessee is a “reporting company” under applicable Law and required to publicly file with, and report to, the Securities and Exchange Commission (the “SEC”) with respect to certain information that may include information regarding this Lease.  Lessor agrees that Lessee’s disclosure of any information regarding this Lease pursuant to the requirements of the SEC, including the filing of this Lease with the SEC, or otherwise as required under applicable Law is expressly permitted under the terms of this Lease.  In no event shall either party be liable for monetary damages in the event of a violation of the Section 16.1 and injunctive relief shall be the only remedy available for a breach hereof (“Permitted Regulatory Reporting”).

16.2	Indemnities

Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker (other than those hired by the Parties to this Lease to represent them in such Lease negotiations), finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

17.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS
17.1	Obligation to Provide Estoppel Certificate

Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the “Estoppel Certificate” form attached hereto as Exhibit D, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

17.2	Remedies for Failure to Provide Estoppel Certificate.

If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

17.3	Additional Provisions Regarding Lessor Finance, Refinance or Sale of Premises

If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 business days after written notice from Lessor (but not more frequently than two (2) times per calendar year), deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Lessee under this Lease is publicly traded on a national stock exchange, (ii) Lessee has its own, separate and distinct 10K and 10Q filing requirements (as opposed to joint filings with an entity that controls Lessee or is under common control with Lessee), and (iii) Lessee’s financial statements are readily available to the public, then Lessee's obligation to its most recent current financial statement shall be deemed satisfied.

18.	SUBORDINATION; ATTORNMENT; NON-DISTURBANCE
18.1	Subordination

Subject to Lessee’s receipt of a Non-Disturbance Agreement (defined below), this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that, except as otherwise set forth in a Non-Disturbance Agreement, the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Subject to Lessee’s receipt of a Non-Disturbance Agreement, any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

18.2	Attornment

In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Section 18.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder for the period from and after such transfer and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner, and Lessor shall remain liable to Lessee for performance of all such obligations.

18.3	Non-Disturbance

With respect to Security Devices entered into by Lessor, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides, among other things, that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

18.4	Self-Executing

The agreements contained in this Section 18 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein and which do not decrease the benefits to Lessee, or increase the obligations of Lessee, under this Lease.

19.	OPTIONS
19.1	General Provisions Applicable to Options

19.1.1“Option” shall mean:  (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of

Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

19.1.2Any Option granted to Lessee in this Lease is personal to the original Lessee and transferees under Permitted Transfers, unless otherwise agreed to by the parties, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

19.1.3In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

19.2	Effect of Default on Options

19.2.1Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Base Rent that is then due is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three or more notices of separate Default which remain uncured during the 12 month period immediately preceding the exercise of the Option.

19.2.2The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Section 19.2.1.

19.3	Option Exercise Procedures

19.3.1If Lessee elects to exercise an Option, it shall do so by delivery of written notice of such election to Lessor not less than nine (9) and no more than the twelve (12) months prior to the expiration date of the Original Term or extension period, as applicable.

19.3.2The Base Rent and method of annual increases thereto for the extension period shall be the then fair market rental rate and method for annual increases for comparable space in the area.

19.3.3The fair market rental and method for annual increases shall be mutually agreed upon by Lessor and Lessee within thirty (30) days after Lessor’s receipt of Lessee’s written notice of the exercise of the Option (the “Agreement Period”).

19.3.4If Lessor and Lessee are unable to so agree within the Agreement Period, each shall select an appraiser and, within fifteen (15) days after the expiration of the Agreement Period, shall notify the other of the name, business address and telephone number of the appraiser so selected.  Said two (2) appraisers shall, within thirty (30) days after the expiration of the Agreement Period, jointly select a third appraiser and shall notify Lessor and Lessee of the name, business address and telephone number of said appraiser. Each of the three (3) appraisers shall, within forty-five (45) days after expiration of the Agreement Period, make a good faith determination of the then fair market rental rate of the Premises and the method for annual increases in said rate and shall notify Lessor, Lessee, and each other appraiser of such determinations.  If all appraisers do not agree on the fair market rental rate and method for annual increases, the common decision of two (2) of them shall be determinative.  If two (2) of the three (3) appraisers are unable to so agree, the fair market rental rate that is neither the highest nor lowest of the three (3) determinations shall be the Base Rent and the method for annual increases shall be the method specified by the appraiser who’s determination of fair market rental is used.

19.3.5Lessor and Lessee shall each cooperate with all reasonable requests by any of the appraisers in order to assist the appraisers in the timely performance of their duties hereunder.  To be eligible to serve as an appraiser, one must be a licensed real estate broker in California with a minimum of five (5) years continuous experience in the leasing of similar space in the area, and must be actively engaged in such activity at the time of his or her selection.

19.3.6Lessor and Lessee shall each pay the fees and expenses of its own appraiser and one-half (1/2) of the fees and expenses of the third appraiser.

20.	MISCELLANEOUS PROVISIONS
20.1	Definition of Lessor

The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor (subject to Section 18.2 hereof).  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

20.2	Severability

The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

20.3	Days

Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.4	Limitation on Liability

The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

20.5	Time of Essence

Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

20.6	No Prior or Other Agreements

This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the other that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises.

20.7	Notices

20.7.1All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section 20.7.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

20.7.2Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

20.8	Waivers

20.8.1No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

20.8.2The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, and such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

20.8.3THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE

PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

20.9	No Right To Holdover

Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be equal to one hundred twenty-five percent (125%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during the first month of such holding over, and thereafter one hundred fifty percent (150%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

20.10	Cumulative Remedies

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

20.11	Covenants and Conditions; Construction of Agreement

All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

20.12	Binding Effect; Choice of Law

This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

20.13	Attorneys’ Fees

If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all reasonable attorneys’ fees reasonably incurred. Subject to Lessee’s contest in court as to any Default, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of a Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

20.14	Lessor’s Access; Showing Premises; Repairs

Lessor and Lessor’s agents shall have the right to enter the Premises, in the case of an emergency i.e. imminent threat to life or property) upon such notice as is reasonable under the circumstances, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or, during the last six (6) months of the term of this Lease, tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as the foregoing actions by Lessor are permitted under other applicable provisions of this Lease and there is no adverse effect on Lessee’s use or occupancy of the Premises in any material respsect. All such activities shall be without abatement of rent or liability to Lessee provided the same are conducted in compliance with Lessee’s reasonable workplace safety and security requirements,

20.15	Auctions

Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

20.16	Signs

Lessor may place on the exterior of the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last six months of the term hereof.  Lessee shall not place any sign upon the Project without Lessor’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed; provided that Lessee shall have the right to install logo and/or name door signage, signage on the Project monument and on the exterior of the Premises.  All signs must comply with all applicable government and zoning requirements.  Any permits necessitated by Lessee’s signage shall be obtained by Lessee at Lessee’s sole expense.

20.17	Termination; Merger

Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

20.18	Consents

Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then-existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

20.19	Quiet Possession

Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease in all material respects, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

20.20	Security Measures

Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.  Provided however, that Lessor is responsible for providing the security of the Common Areas.

20.21	Reservations

Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use or occupancy of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights provided the same do not decrease the benefits to Lessee, or increase the obligations of Lessee, under this Lease.

20.22	Performance Under Protest

If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.  A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

20.23	Authority; Multiple Parties; Execution

20.23.1If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

20.23.2If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder.  It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

20.23.3This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

20.24	Offer

Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

20.25	Amendments

This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not decrease the benefits to Lessee, or increase the obligations of Lessee, under this Lease as a result thereof, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises provided Lessee has received a Non-Disturbance Agreement from such Lender.

20.26	Waiver of Trial By Jury

THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

20.27	Accessibility; Americans with Disabilities Act

20.27.1The Premises have not undergone an inspection by a Certified Access Specialist (CASp). A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

20.27.2Since some aspects of compliance with the Americans with Disabilities Act (ADA) are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation applicable to Lessee’s specific use of the Premises. In the event that Lessee requests a CASp inspection and/or Lessee’s specific use of the Premises (rather than as generally required for any tenant of the Project) requires modifications or additions to the Premises in order to be in ADA compliance (or other construction-related accessibility standards, if applicable), Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense, provided that the foregoing shall not relieve Lessor of any obligations it otherwise has under this Lease regarding the condition of the Premises or its compliance with law.

20.27.3LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

(SIGNATURES CONTINUED ON NEXT PAGE)

LESSOR:R. E. Hazard Contracting Company,

a California corporation

/s/ T. B. Hazard
By:Thomas B. Hazard
Its: President

Lessor’s Address for Notices:	c/o Cypress View Properties, Inc.
Attn: Larry Figueroa
401 B Street, Suite 2400

San Diego, CA  92101

619-795-8578
larry@cypressview.com

LESSEE:	Tandem Diabetes Care, Inc.,
a Delaware corporation

/s/ David B. Berger
By: David B. Berger
Its: Executive Vice President and General Counsel
Lessee’s Address for Notices:	11075 Roselle Street San Diego, CA 92121 Attn: David Berger, Executive Vice President and General Counsel

EXHIBIT A – “Site Plan of the Premises”

EXHIBIT B – “Tenant Improvements” - [Not applicable – intentionally omitted.]

EXHIBIT C – “Guaranty” - [Not applicable – intentionally omitted.]

EXHIBIT D – “Estoppel Certificate”

STANDARD ESTOPPEL CERTIFICATE - BY LESSEE

To Whom It May Concern:

Re: Industrial/Commercial Multi-Tenant Lease – Gross Modified Dated February 19, 2019 ("Lease") By And Between Tandem Diabetes Care, Inc., a Delaware corporation (“Lessee”) and R. E. Hazard Contracting Company, a California corporation (“Lessor”), concerning the real property commonly known as 6495 Marindustry Place, San Diego, CA (the “Premises”)

Lessee hereby certifies to its actual (and not constructive) knowledge, without duty of investigation, as of the date hereof, as follows:

1.A true copy of the Lease, including all amendments thereto, if any, is attached as Exhibit A. Other than the document included in Exhibit A there are no oral or written agreements or understandings between the Lessor and Lessee with respect to the Premises.

2.The Lease term commenced on May 1, 2019, and will continue for eighty-four (84) months, until April 30, 2026.

3.The current monthly rent and Lessor’s Share of Operating Expenses (as defined in the Lease), if any, are as follows:

	Amount	Day of Month Due	Amount Paid YTD
Rent
Operating Expenses

No rents or Operating Expenses have been prepaid except as reflected in the Lease.

4.The current amount of security deposit held by Lessor is $_____________.

5.The improvements and space required to be provided by Lessor have been furnished and completed in all respects to the satisfaction of Lessee, and all promises of an inducement by Lessor have been fulfilled.

6.Lessee has no knowledge of any uncured defaults by Lessor under the Lease and has received no notice of default under the Lease that is continuing.

7.There are no disputes between Lessor and Lessee concerning the Lease, the Premises or the improvements therein or thereon.

8.Lessee is in full and complete possession of the Premises and has not assigned or sublet any portion of the Premises.

9.Lessee has made no alterations or additions to the Premises not contemplated in the Lease and such alterations and additions, if any, comply with the terms of the Lease.

10.Lessee is not currently the subject of a bankruptcy proceeding.

11.Lessee is informed by Lessor that buyers, lenders and others will rely upon the statements made in this Estoppel Certificate, and has therefore adjusted the language hereof as necessary to make it an accurate statement of the current facts set forth in this Estoppel Certificate concerning the Lease. No individual signing this Estoppel Certificate shall have any personal liability hereunder.

LESSEE:	Tandem Diabetes Care, Inc.,

a Delaware corporation

Dated:	By: _________________________
Name:_______________________
Title: ________________________

SCHEDULE 1 – Lessee’s List of Permitted Hazardous Substances